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                                                                     Exhibit 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                           GLOBAL DECISIONS GROUP LLC



                  This Certificate of Formation of Global Decisions Group LLC (the "LLC"), dated as of June 30, 1997, is being duly executed and filed by Melanie Johnson, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.)

                  FIRST. The name of the limited liability company formed hereby is Global Decisions Group LLC.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                 /s/ Melanie Johnson
                                                 -----------------------------
                                                 Name: Melanie Johnson
                                                 Authorized Person